Exhibit 10.15 CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED NON-EXCLUSIVE COLLABORATION AND LICENSE AGREEMENT THIS NON-EXCLUSIVE COLLABORATION AND LICENSE AGREEMENT (this “Agreement”), effective as of November 5, 2023 (the “Effective Date”) is entered into between Halozyme, Inc., a California corporation located at 12390 El Camino Real, San Diego, CA 92130 (“Halozyme”), and Acumen Pharmaceuticals, Inc., a Delaware corporation located at 427 Park St., Charlottesville, VA 22902 (“Company”). Each of Halozyme and Company may be referred to, individually, as a “Party”, and, collectively, as the “Parties.” RECITALS WHEREAS, Halozyme is the owner or exclusive licensee of certain patents, formulations and know-how related to the PH20 Drug (defined below); WHEREAS, Company is the owner or exclusive licensee of certain patents and know-how related to the Company Molecule (defined below); WHEREAS, on the terms and conditions herein, Company desires a license from Halozyme in connection with researching and developing a Product (defined below) for approval, and commercialization of Products in the Field (defined below); and WHEREAS, on the terms and conditions herein, Halozyme is willing to non-exclusively license to Company certain intellectual property rights under the PH20 Drug and to collaborate with Company in connection with Company’s research, development, approval, and commercialization of such Products in the Field. AGREEMENT NOW, THEREFORE, for mutual consideration, the receipt and sufficiency of which is acknowledged, the Parties agree as follows: 1. DEFINITIONS. Capitalized terms used in this Agreement (including the Exhibits and Schedules attached hereto) shall have the following meanings (or as defined elsewhere in the Agreement): 1.1 “Acquirer” has the meaning set forth in the definition of Change of Control. 1.2 “Affiliate” means, with respect to a Party, any corporation or business entity that, at the relevant time, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such Party. For purposes of this definition,

2 “control” shall mean (a) the possession of the power to, directly or indirectly, direct or cause the direction of the management and policies of a corporation or business entity, whether through ownership of voting securities or by contract relating to voting rights or corporate governance, or (b) direct or indirect ownership of fifty percent (50%) or more of the securities or other ownership interests representing the equity, the voting stock or, if applicable, the general partnership interest of such corporation or business. 1.3 “Agreement” has the meaning set forth in the preamble. 1.4 “API” means [***]. 1.5 “API Specifications” means the specifications set forth in Schedule 1.5. 1.6 “Arbitration Center” has the meaning set forth in Section 12.1. 1.7 “Background IP” has the meaning set forth in Section 8.1. 1.8 “Business Day” means a weekday on which banking institutions in the United States are generally open for business. 1.9 “cGMP” means the principles detailed in (a) the United States Current Good Manufacturing Practices (21 C.F.R. Parts 4, 210, 211, 600, 601, and 610), (b) the “Rules Governing Medicinal Product in The European Community - Volume IV Good Manufacturing Practice for Medicinal Products,” and/or “Cooperative Manufacturing Arrangements for Licensed Biologics” FDA-CBER, (c) WHO TRS 986 Annex 2, TRS 961 Annex 6, TRS 957 Annex 2 and TRS 999 Annex 2, (d) ICH Q7 guidelines, and (e) any applicable equivalent Regulatory Authority requirements and regulations. 1.10 “Change of Control” means, with respect to a Party, (a) a merger, consolidation, recapitalization, or reorganization of such Party with a Third Party that results in the holders of beneficial ownership (other than by virtue of obtaining irrevocable proxies for purposes of management voting on matters as directed by beneficial owners) of the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to hold beneficial ownership of more than fifty percent (50%) of the combined voting power of the surviving entity or the parent of the surviving entity immediately after such merger, consolidation, recapitalization, or reorganization, (b) a transaction or series of related transactions in which a Third Party, together with its affiliates, becomes the direct or indirect beneficial owner of more than fifty percent (50%) of the combined voting power of the outstanding securities of such Party, or (c) the sale or transfer of all or substantially all of the assets of such Party and its controlled Affiliates, (d) the acquisition of majority control of the board of directors or equivalent governing body of such Party; (e) the acquisition of the ability to cause the direction of the management or allocation of corporate resources of such Party; or (f) the acquisition of all or substantially all of the assets of such Party related to the transactions contemplated by this Agreement. Notwithstanding the foregoing, any transaction or series of transactions effected solely for the purpose of changing the form or jurisdiction of organization of such Party (such as an initial public offering or other offering of equity securities to non-strategic investors or corporate reorganization) will not be deemed a “Change of Control” for purposes of this Agreement. The acquiring or combining Third Party in

3 any of the foregoing (a), (b) or (c), and any of such Third Party’s Affiliates (whether in existence as of or at any time following the applicable transaction, but other than the acquired Party and its Affiliates as in existence prior to the applicable transaction or Affiliates the acquired Party controls after the applicable transaction) are referred to collectively herein as the “Acquirer.” 1.11 “Collaboration Invention” means any invention or discovery, whether or not patentable (including a modification, improvement or new use), that is first conceived or reduced to practice pursuant to [***]. For the avoidance of doubt, for purposes of this definition, each Party’s activities shall include all activities of such Party’s Affiliates and their respective employees, contractors and sublicensees. 1.12 “Collaboration Supported Company Molecule Patents” means [***]. 1.13 “Collaboration Supported Other Patents” has the meaning set forth in Section 8.1.4. 1.14 “Collaboration Supported Patents” means [***]. 1.15 “Collaboration Supported PH20 Patents” means [***]. 1.16 “Collaboration Supported Product IP” has the meaning set forth in Section 8.1.3. 1.17 “Collaboration Supported Product Patents” means [***]. 1.18 “Commercially Reasonable Efforts” means the level of efforts and resources of a Party required to, [***] consistent with the efforts [***]. 1.19 “Company” has the meaning set forth in the preamble. 1.20 “Company Indemnitees” has the meaning set forth in Section 10.2. 1.21 “Company Molecule” means (a) the Company-proprietary molecule owned or licensed by Company that, as of the Effective Date, is referred to by Company as ACU193 (as such name may be revised by Company from time to time), which is designed to bind to and remove toxic protein aggregates called amyloid-beta oligomers (AβOs), and (b) any derivatives, permutations, modified or updated versions or formulations, or reformulations of the foregoing, whether created, generated, or designed prior to or following the Effective Date. 1.22 “Company Molecule Collaboration Inventions” has the meaning set forth in Section 8.1.1. 1.23 [***] 1.24 “Company Solely-Owned Patents” has the meaning set forth in Section 8.4.2.

4 1.25 “Confidential Information”, as to a Party (or its Affiliates) non-public information provided to the other Party (or its Affiliates) under this Agreement, whether written, oral, or visual, including technologies, current and proposed product and/or service information, research, development, scientific or financial data, compilations, formulae, models, design details, patent disclosures, procedures, processes, projections, protocols, results of experimentation and testing, specifications, strategies and techniques, business forecasts, sales information, pricing, manufacturing information and assets. Notwithstanding the foregoing, Confidential Information of a Party shall not include (a) any such information of any [***], when referring to information required by this Agreement to be provided by Halozyme to Company (but shall include such information of any [***] to the extent actually provided by Halozyme or its Affiliates under this Agreement), and (b) that portion of information that, and only to the extent, the recipient can establish by written documentation: (1) is known to the recipient as evidenced by its pre-existing written records before receipt thereof from the Disclosing Party, (2) is disclosed to the recipient free of confidentiality obligations by a third person who has the right to make such disclosure, (3) is or becomes part of the public domain through no fault of the recipient, or (4) the recipient can reasonably establish is independently developed by persons on behalf of recipient without use of or reference to the information disclosed by the Disclosing Party as evidenced by written records contemporaneously maintained with such development. 1.26 “Control” means with respect to any item or right, the possession of (whether by ownership or license, other than pursuant to this Agreement) or the ability of a Party or its Affiliates, at the relevant time, to grant access to, or a license or sublicense of, such item or right as provided for herein without violating the terms of any agreement or other arrangement with any Third Party existing at the time such Party would be required hereunder to grant the other Party such access or license or sublicense; and “Controlled” shall be interpreted accordingly. 1.27 “Convicted Entity” has the meaning set forth in Section 2.2.7(d). 1.28 “Convicted Individual” has the meaning set forth in Section 2.2.7(d). 1.29 “Cover” or “Covering” as used in relation to a Patent Right and a product means that such Patent Right would be infringed by the [***] of such product, including infringement of patent claims [***]; and as used in relation to a Patent Right and an invention shall mean that such Patent Right claims such invention. As used in this definition, pending patent claims will be considered as if they had been issued in the form in which they are pending at the time “Coverage” is considered. 1.30 “CRO” has the meaning set forth in Section 5.2.2. 1.31 “Debarred Entity” has the meaning set forth in Section 2.2.7(b). 1.32 “Debarred Individual” has the meaning set forth in Section 2.2.7(a). 1.33 “Disclosing Party” has the meaning set forth in Section 9.1. 1.34 “DMF” means a Drug Master File filed with the FDA, EMA, MHLW or another foreign equivalent.

5 1.35 “Effective Date” has the meaning set forth in the preamble. 1.36 “EMA” means the European Medicines Agency of the European Union, or the successor thereto. 1.37 “Enforcing Party” has the meaning set forth in Section 8.4.4. 1.38 “European Union” or “EU” means the countries of the United Kingdom and the countries of the European Economic Area, as it is constituted on the Effective Date and as it may be modified from time to time after the Effective Date. For clarity, England, Scotland, Wales, and Northern Ireland will at all times be included in this definition of European Union or EU, in each case regardless of status in the European Union. 1.39 “Excluded Entity” has the meaning set forth in Section 2.2.7(c). 1.40 [***] 1.41 “Excluded Individual” has the meaning set forth in Section 2.2.7(c). 1.42 [***] 1.43 “FDA” means the United States Food and Drug Administration, or the successor thereto. 1.44 “FDA’s Disqualified/Restricted List” has the meaning set forth in Section 2.2.7(e). 1.45 “Field” shall mean all human and non-human diagnostic, therapeutic, and prophylactic uses. 1.46 “Firewalls” means effective walls and screens established between Company, on the one hand, and on the other hand, the [***], to ensure that no non-public information, materials [***] or non-personnel resources [***], or any non-public information, materials or non-personnel resources relating to [***] are disclosed to or otherwise accessible [***]. 1.47 “First Commercial Sale” means, with respect to a Product and a given country, the first sale of a Product by Company or its Affiliates or any of its or their permitted sublicensees or distributors [***] in such country after all applicable marketing approvals (if any) have been granted by the applicable Regulatory Authority or under an emergency use authorization or similar permission that authorizes sales prior to receipt of marketing approvals, [***]. 1.48 “FTE” means the equivalent of the work of one qualified employee or agent for the applicable activities, full time, for one year (constituting [***] working hours). An individual contributing work for less than [***] hours per year shall be deemed a fraction of an FTE on a pro-rata basis.

6 1.49 “FTE Rate” means [***] per year, as may be updated pursuant to Section 1.51. 1.50 “Fully Burdened Manufacturing Cost” means Halozyme’s reasonable and necessary internal and Third Party costs incurred in manufacturing or acquisition of API, including [***]. 1.51 “Fully Burdened Work Plan Cost” means the cost to conduct the research and development activities to be conducted by Halozyme as set forth in the Work Plan calculated on the product of (i) [***], and (ii) [***]. 1.52 “Halozyme” has the meaning set forth in the preamble. 1.53 “Halozyme Assay” has the meaning set forth in Section 5.2.2. 1.54 [***] 1.55 [***] 1.56 “Halozyme Indemnitees” has the meaning set forth in Section 10.1. 1.57 “Halozyme Prosecuted Patents” has the meaning set forth in Section 8.4.1(a). 1.58 “ICDR” or the “Arbitration Center” has the meaning set forth in Section 12.1. 1.59 “Indemnitee” has the meaning set forth in Section 10.3. 1.60 “Indemnitor” has the meaning set forth in Section 10.3. 1.61 “Initiation” means the first patient dosed, in any treatment arm, in the applicable clinical trial to evaluate a Product. 1.62 “Know-How Rights” means, whether or not patentable or otherwise protected by trade secret law, any and all know-how, including knowledge that is technical, scientific, regulatory, and/or business-related (including research, development, and commercial); analysis; assistance; data and information (including clinical and regulatory data and information related to plasmids, proteins, cell lines, assays and compounds); designs; efficiencies; experience; formulae; ideas; improvements; instructions; inventions; means; methods; modeling (including pharmacokinetic, pharmacodynamics, and translational modeling); pharmacovigilance know- how; processes; practices; procedures; programs; quality, supply chain, and manufacturing know- how; safety information; skills; specifications; studies; techniques; tests; and toxicology results; in any form and irrespective of whether the foregoing is confidential, proprietary, patented (or patentable), and any modifications, variations, derivative works and improvements of or relating to any of the foregoing. 1.63 [***]

7 1.64 “Liabilities” has the meaning set forth in Section 10.1. 1.65 “Licensed IP Rights” means, collectively, the Licensed Know-How Rights and Licensed Patent Rights. For avoidance of doubt, the “Licensed IP Rights” do not include any [***]. 1.66 “Licensed Know-How Rights” means all Know-How Rights relating to the PH20 Drug that are Controlled by Halozyme or its Affiliate(s) [***] (a) as of the Effective Date, (b) that are discovered, created, conceived, or reduced to practice by Halozyme or its Affiliate(s) [***] during the Term in the conduct of activities under this Agreement [***] or (c) that are disclosed to Company by Halozyme or its Affiliate(s) [***] during the Term in the course of activities under this Agreement; that, in each case of the foregoing (a), (b) and (c), are [***] to develop, obtain Regulatory Approval for, manufacture, commercialize, or use Products; [***]. 1.67 “Licensed Marks” means the HALZOYME name and ENHANZE mark, or such other trademarks, trade names, designs and markings Controlled by Halozyme and designated from time to time in writing by Halozyme for use by Company under this Agreement pursuant to Article 5. 1.68 “Licensed Patent Rights” means all Patent Rights in the Territory that are Controlled by Halozyme or its Affiliate(s) [***]: (a) as of the Effective Date; (b) that claim inventions that are discovered, created, conceived, or reduced to practice, by Halozyme or its Affiliate(s) [***] during the Term in the conduct of activities under this Agreement; that, in each case of the foregoing (a) and (b), Cover any Product, including [***]; (c) that Cover any invention that is first discovered, created, conceived, or reduced to practice solely by Halozyme or its Affiliate(s) [***] during the Term outside of the conduct of activities under this Agreement; or (d) otherwise come into the Control of Halozyme or its Affiliate(s) [***] during the Term; and that, in each case of the foregoing (c) and (d), Cover the PH20 Drug. “Licensed Patent Rights” include the Patent Rights listed on Exhibit A and the Collaboration Supported PH20 Patents, but exclude [***]. 1.69 “MHLW” means the Ministry of Health, Labour and Welfare of Japan, or the successor thereto. 1.70 “NDA/BLA/MAA” means a Biologics License Application (“BLA”) or New Drug Application (“NDA”) submitted to the FDA or a Market Authorization Application (“MAA”) submitted to the EMA or MHLW, or any supplemental filing to a BLA, NDA or MAA that is relevant to the Product being developed. 1.71 “Net Sales” means, with respect to any Product, the gross sales of such Products invoiced by or otherwise recognized by Company or any of its Affiliates, or any of its or their sublicensees, or distributors (the “Selling Parties”), to such Third Parties, less, to the extent actually paid or accrued by the Selling Party (as applicable): (a) [***], provided that the foregoing are consistent with the same as taken or given for similar products by the Selling Party (as applicable); (b) [***], provided that when the foregoing are bundled with other products, all such deductions shall be fairly and equitably allocated across the Product and other products to avoid a disproportionate share of deductions to the Products. Any deductions that satisfy more than one

8 of the foregoing criteria shall only be deducted once for purposes of calculating Net Sales. For clarity, Net Sales shall not include sales and marketing expenses. Notwithstanding the foregoing, all deductions applied to Net Sales shall be in accordance with U.S. GAAP from the books and records of the applicable Selling Party or, [***], such similar accounting principles, consistently applied. In determining such amounts, [***]. When determining Net Sales, if Company or its Affiliates, or its or their sublicensees, sells a Product to a Third Party who also purchases other products or services from Company, its sublicensees or their respective Affiliates, and Company, its sublicensees or their respective Affiliates discounts the purchase price of such Product to a greater degree than it generally discounts the price of its other products or services to such customer, then in such case the Net Sales for the sale of such Product to such Third Party shall equal the arm’s length price that Third Parties would generally pay for the Product alone when not purchasing any other product or service from Company, its sublicensee or their respective Affiliates. 1.72 “Non-Enforcing Party” has the meaning set forth in Section 8.4.4. 1.73 “Other Halozyme Assay” has the meaning set forth in Section 5.2.2. 1.74 “Party” has the meaning set forth in the preamble. 1.75 “Patent Rights” means any and all patents and patent applications in the Territory (which for the purpose of this Agreement shall be deemed to include certificates of invention and applications for certificates of invention), including provisional applications, divisionals, continuations, continuations-in-part, patents-of-addition, reissues, renewals, substitutions, registrations, re-examinations, revalidations, extensions, supplementary protection certificates, or restorations by existing or future extension or restoration mechanisms, including patent term adjustments, patent term extensions, supplementary protection certificates or the equivalent thereof and the like of any such patents and patent applications, and foreign equivalents of the foregoing. 1.76 “PH20 Collaboration Inventions” has the meaning set forth in Section 8.1.2. 1.77 “PH20 Drug” means [***]. 1.78 “Phase I Clinical Trial” means a human clinical trial in any country that is intended to initially evaluate the safety and/or pharmacological effect of a product in subjects or that would otherwise satisfy requirements of 21 CFR 312.21(a), or its foreign equivalent. 1.79 “Phase II Clinical Trial” means a human clinical trial in any country that is intended to initially evaluate the effectiveness of a product for a particular indication or indications in patients with the disease or indication under study or that would otherwise satisfy requirements of 21 CFR 312.21(b), or its foreign equivalent. 1.80 “Phase III Clinical Trial” means a pivotal human clinical trial in any country the results of which could be used to establish safety and efficacy of a product as a basis for an NDA/BLA/MAA or foreign equivalent, or that would otherwise satisfy requirements of 21 CFR 312.21(c), or its foreign equivalent.

9 1.81 “Product” means a product that consists of (a) a Company Molecule (and no other active pharmaceutical ingredients), and (b) PH20 Drug [***]. 1.82 “Receiving Party” has the meaning set forth in Section 9.1. 1.83 “Regulatory Approval” means all technical, medical and scientific licenses, registrations, regulatory inspections, authorizations and approvals (including approvals of NDA/BLA/MAAs or any foreign equivalents, supplements and amendments, pre- and post- approvals, pricing and Third Party reimbursement approvals, and labeling approvals) of any Regulatory Authority, necessary for the use, development, manufacture, and commercialization of a pharmaceutical product in a regulatory jurisdiction. 1.84 “Regulatory Approval Date” means the date on which Company receives written approval from the applicable Regulatory Authority for a NDA/BLA/MAA for a Product in the first indication in the Field. 1.85 “Regulatory Authority” means any applicable government regulatory authority involved in granting approvals for the manufacturing, marketing, reimbursement and/or pricing of a product in the Territory, including the FDA in the United States, EMA in the EU, and MHLW in Japan. 1.86 “Royalty Term” shall mean, with respect to each Product and a given country, the period commencing with the First Commercial Sale of the applicable Product and continuing until the last to occur of (a) if the Product is Covered by a Valid Claim in such country, the end of the term for which such Valid Claim remains in effect and Covers the Product, and (b) [***] following the date of the First Commercial Sale of Product in such country. 1.87 “Selling Parties” has the meaning set forth in Section 1.71. 1.88 “Term” has the meaning set forth in Section 11.1. 1.89 “Territory” shall mean worldwide. 1.90 “Third Party” means any person or entity other than Halozyme, Company and their respective Affiliates. 1.91 “Up-Front Fee” has the meaning set forth in Section 4.1. 1.92 “Valid Claim” means, on a country-by-country basis, (a) a claim of an issued and unexpired patent in such country included within the Licensed Patent Rights or the Collaboration Supported Product Patents, which claim has not been held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which claim has not been admitted to be invalid or unenforceable through reissue or disclaimer or otherwise, or (b) a claim of a pending patent application in such country included within the Licensed Patent Rights or the Collaboration Supported Product Patents, which claim (i) was filed in good faith, (ii) [***], and (iii) has not been abandoned or finally disallowed without the possibility of appeal or refiling of such application.

10 1.93 “Work Plan” shall have the meaning set forth in Section 5.2.3. 2. REPRESENTATIONS, WARRANTIES AND COVENANTS. 2.1 By Each Party. Each Party covenants, represents, and warrants to the other Party, as follows: 2.1.1 Organization. Such Party is duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is organized. 2.1.2 Authorization and Enforcement of Obligations. Such Party (a) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, (b) has taken all requisite action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder, and (c) will ensure the performance of their Affiliates [***] and sublicensees in connection with this Agreement. This Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid and binding obligation, enforceable against such Party in accordance with its terms. 2.1.3 Consents. All necessary consents, approvals and authorizations of all governmental authorities and other persons or entities required to be obtained by such Party in connection with this Agreement have been obtained. 2.1.4 No Conflict. The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (a) do not conflict with or violate any requirement of applicable laws, regulations or orders of governmental bodies; and (b) do not conflict with, or constitute a default under, any contractual obligation of such Party. 2.1.5 No Debarment. In the course of the development of each Product, neither Party shall use any employee or consultant who has been debarred by any Regulatory Authority, or, to the best of such Party’s knowledge, is the subject of debarment proceedings by a Regulatory Authority. 2.2 By Halozyme. Halozyme further covenants, represents and warrants to Company as follows: 2.2.1 Halozyme (a) as of the Effective Date, exclusively owns all rights, title and interest in and to the Licensed IP Rights, (b) has the right to grant the licenses under the Licensed IP Rights pursuant to this Agreement, and (c) subject to Section 12.3, shall not assign, license or otherwise transfer the Licensed IP Rights to a Third Party to the extent such assignment, license, or transfer would impair the licenses and rights granted hereunder. 2.2.2 Exhibit A sets forth a complete and accurate list of (a) all Licensed Patent Rights existing as of the Effective Date, and (b) the owner of such Licensed Patent Rights. 2.2.3 [***].

11 2.2.4 Halozyme has not, prior to the Effective Date, and shall not during the Term, analyze, design around, or otherwise reverse engineer, or cause a Third Party to analyze, design around, or otherwise reverse engineer, any Company Molecule for chemical composition, or utilize Company’s Confidential Information for development of a Company Molecule biosimilar, generic, biobetter, or other variant, or assist any Third Party in doing any of the foregoing. 2.2.5 As of the Effective Date, Halozyme [***] of any claim that the use or practice of the Licensed IP Rights within the scope of the licenses granted hereunder infringes or misappropriates the intellectual property rights of a Third Party. 2.2.6 As of the Effective Date, Halozyme [***] that it or any of its designated representatives have: (a) made an untrue statement of material fact or fraudulent statement to the FDA or any other Regulatory Authority with respect to the development of the PH20 Drug, (b) failed to disclose a material fact required to be disclosed to the FDA or any other Regulatory Authority with respect to the development of the PH20 Drug, or (c) committed an act, made a statement, or failed to make a statement with respect to the development of the PH20 Drug that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto or any applicable analogous laws or policies in the Territory. 2.2.7 As of the Effective Date, Halozyme has never been the subject of a proceeding that could lead to it becoming a Debarred Entity, Excluded Entity or Convicted Entity and it will not use in any capacity under this Agreement any person who is a Debarred Individual, Excluded Individual or a Convicted Individual. Halozyme further covenants that if, during the Term, it becomes a Debarred Entity, Excluded Entity or Convicted Entity, or listed on the FDA’s Disqualified/Restricted List or if any employee or agent performing any of its obligations hereunder becomes a Debarred Individual, Excluded Individual or a Convicted Individual, or added to the FDA’s Disqualified/Restricted List, Halozyme shall immediately notify Company and Company shall have the right to terminate this Agreement for Halozyme’s breach in accordance with Section 11.2; provided, however, that notwithstanding the cure period in Section 11.2, whether Halozyme is afforded an opportunity to cure such breach will be in Company’s sole discretion. If Company does not allow a cure period, termination will be effective immediately. For purposes of this provision and Section 2.3, the following definitions shall apply: (a) A “Debarred Individual” is an individual who has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from providing services in any capacity to a person that has an approved or pending drug or biological product application. (b) A “Debarred Entity” is a corporation, partnership or association that has been debarred by the FDA pursuant to 21 U.S.C. §335a (a) or (b) from submitting or assisting in the submission of any abbreviated drug application, or a subsidiary or affiliate of a Debarred Entity. (c) An “Excluded Individual” or “Excluded Entity” is (i) an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to

12 participate in federal health care programs such as Medicare or Medicaid by the Office of the Inspector General (OIG/HHS) of the U.S. Department of Health and Human Services, or (ii) is an individual or entity, as applicable, who has been excluded, debarred, suspended or is otherwise ineligible to participate in federal procurement and non-procurement programs, including those produced by the U.S. General Services Administration (GSA). (d) A “Convicted Individual” or “Convicted Entity” is an individual or entity, as applicable, who has been convicted of a criminal offense that falls within the ambit of 21 U.S.C. §335a (a) or 42 U.S.C. §1320a – 7(a), but has not yet been excluded, debarred, suspended or otherwise declared ineligible. (e) “FDA’s Disqualified/Restricted List” is the list of clinical investigators restricted from receiving investigational drugs, biologics, or devices if the FDA has determined that the investigators have repeatedly or deliberately failed to comply with regulatory requirements for studies or have submitted false Information to the study sponsor or the FDA. 2.3 By Company. Company further covenants, represents and warrants to Halozyme as follows: 2.3.1 Company and its Affiliates have never been the subject of a proceeding related to it or its Affiliates becoming a Debarred Entity, Excluded Entity or Convicted Entity and it and its Affiliates will not use in any capacity under this Agreement any person who is a Debarred Individual, Excluded Individual or a Convicted Individual. Company further covenants that if, during the Term, it or its Affiliates become a Debarred Entity, Excluded Entity or Convicted Entity, or listed on the FDA’s Disqualified/Restricted List or if any employee or agent performing any of its obligations hereunder becomes a Debarred Individual, Excluded Individual or a Convicted Individual, or added to the FDA’s Disqualified/Restricted List, Company shall immediately notify Halozyme and Halozyme shall have the right to terminate this Agreement for Company’s breach in accordance with Section 11.2. 2.3.2 As of the Effective Date, neither Company nor its Affiliates are conducting any research and development regarding the use of hyaluronidase as a drug delivery technology, other than any activities performed in relation to PH20 Drug pursuant to a material transfer agreement with Halozyme, as applicable. 2.3.3 Company has not, prior to the Effective Date, and shall not during the Term, analyze, design around, or otherwise reverse engineer, or cause a Third Party to analyze, design around, or otherwise reverse engineer, the Licensed IP Rights or PH20 Drug for chemical composition, or utilize Halozyme’s Confidential Information for development of a PH20 Drug biosimilar, generic, biobetter, or other variant, or assist any Third Party in doing any of the foregoing. 2.4 DISCLAIMER OF WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY REPRESENTATION OR WARRANTY REGARDING VALIDITY, ENFORCEABILITY,

13 MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR NONINFRINGEMENT. 3. LICENSES. 3.1 License Grants to Company. 3.1.1 Preclinical Research License. (a) Subject to the terms and conditions of this Agreement, Halozyme hereby grants to Company a limited, non-exclusive, non-transferable, worldwide, [***], preclinical research license under the Licensed IP Rights solely for the purpose of conducting research and pre-clinical development of the Product, including in preclinical studies in vitro and in vivo in any non-human species in the Field. Notwithstanding the foregoing: (i) Prior to conducting any preclinical studies with respect to the Product, Company shall provide to Halozyme the study plan for Halozyme’s review, and as promptly as practicable (but in any event, within [***] of receipt), Halozyme shall notify Company in writing of its approval, conditional approval (e.g., subject to providing additional information, as Halozyme may reasonably request), or denial of such plan; provided that [***]; and (ii) Company shall not conduct any preclinical study utilizing PH20 Drug as the sole active ingredient without the prior written consent of Halozyme, [***]. (b) Company shall not (i) use any of the data, results, analysis or conclusions resulting from the research conducted under this Section 3.1.1 to file or prosecute in any country any patent application or to support any existing patent applications (other than as provided in Article 8), or (ii) publish or publicly disclose any such data, results, analysis or conclusions resulting from the research conducted under this Section 3.1.1, in each case without the prior written consent of Halozyme, [***]. (c) Subject to the terms and conditions of this Agreement (including Halozyme’s confidentiality and non-use obligations with respect to the Confidential Information of Company), nothing in this Section 3.1.1 shall preclude Halozyme from conducting research, or negotiating, or granting any Third Party, rights to conduct research, with respect to using PH20 Drug in any field or related to any target or condition. 3.1.2 Commercial License. Subject to the terms and conditions of this Agreement, Halozyme hereby grants to Company a limited, non-exclusive, non-transferable, [***], worldwide license under the Licensed IP Rights, to develop, make, have made, use, offer for sale, sell, and import Products in the Territory for use in the Field. [***]. Except as expressly set forth in this Agreement, Company shall not otherwise have any rights to use or license (or sublicense) the Licensed IP Rights or the PH20 Drug. 3.2 Sublicenses. 3.2.1 Company shall have the right to grant sublicenses [***].

14 3.2.2 Any such sublicense permitted by this Section shall: (a) be in writing, (b) include terms regarding confidentiality, inventions, and intellectual property ownership that [***], and (c) impose nondisclosure and use restrictions that [***]. Company will provide Halozyme with a copy of any sublicense agreement promptly following its execution; provided that [***]. Notwithstanding the foregoing, Company shall remain liable for all breaches of this Agreement by any sublicensee, shall indemnify Halozyme for Third Party claims in connection with or arising out of a sublicensee’s actions or inaction as provided in Section 10.2, and shall remain responsible for all obligations and payments due to Halozyme hereunder. 3.3 No Implied Licenses. Only licenses and rights expressly granted herein shall be of legal force and effect. No license or other right shall be created hereunder by implication, estoppel or otherwise. [***]. 4. FINANCIAL TERMS. 4.1 License Fee. Company shall pay to Halozyme an initial, up-front license fee [***] (the “Up-Front Fee”). Halozyme shall issue an invoice to Company for the Up-Front Fee promptly after the Effective Date, and such invoice shall be due and payable by Company to Halozyme within [***] of issuance of such invoice. 4.2 Milestone Payments. 4.2.1 Development Milestones. Within [***] of the first achievement by any Product of a development milestone identified in the table below, Company shall provide written notice of such milestone achievement to Halozyme, including the date on which each such development milestone was achieved. Within [***] following the first achievement of each of the following development milestones for any Product, Company shall pay to Halozyme the corresponding non-refundable, non-creditable, one-time milestone payment: Table 4.2.1 – Development Milestone Payments Development Milestone Milestone Payment (in United States Dollars, or “USD”) (a) [***] [***] (b) [***] [***] 4.2.2 First Commercial Sale Milestones. Within [***] of the first achievement by any Product of each First Commercial Sale milestone identified in the table below, Company shall provide written notice of such milestone achievement to Halozyme, including the date on which each such First Commercial Sale milestone was achieved. Within [***] following the first achievement of each of the following First Commercial Sale milestones by a Product, Company shall pay to Halozyme the corresponding non-refundable, non-creditable, one-time milestone payment. Table 4.2.2 – Commercial Milestone Payments

15 First Commercial Sale Milestone Milestone Payment (in United States Dollars, or “USD”) (a) [***] [***] (b) [***] [***] (c) [***] [***] 4.2.3 Worldwide Net Sales Milestones. Within [***] following the end of any calendar [***] in which Net Sales of Products during the Royalty Term, following First Commercial Sale, collectively, reach each worldwide aggregate Net Sales milestone identified in the table below, Company shall pay to Halozyme the corresponding non-refundable, non- creditable, one-time milestone payment. Notwithstanding the foregoing timing, Company shall use reasonable efforts to notify Halozyme of the achievement of each worldwide aggregate Net Sales milestone identified in the table below as promptly as possible following such achievement. Table 4.2.3 – Aggregate Net Sales Milestone Payments Aggregate Worldwide Net Sales of Products during the Royalty Term Milestone Payment (in United States Dollars, or “USD”) (a) [***] [***] (b) [***] [***] (c) [***] [***] (d) [***] [***] 4.2.4 For the avoidance of doubt, each of the foregoing milestone payments set forth in Sections 4.2.1-4.2.3 will be paid one time only. 4.3 Royalties. Each calendar [***] during the Royalty Term, Company shall pay to Halozyme royalties on Net Sales of Products at the below rates. [***]. Table 4.3 – Royalty Rates Net Sales in a Calendar Year during the Royalty Term Royalty Rate 4.3.1 As to any such Product, the royalty rate will become effective as of the [***] in which there is a First Commercial Sale of a Product in a country in the Territory, and continue in effect until the end of the applicable Royalty Term in such country. 4.3.2 Company shall pay to Halozyme royalties described in this Section 4.3 within [***] after the end of each such [***] attributable to Net Sales from Products sold during the immediately preceding [***]. 4.3.3 [***]

16 4.4 Third Party Patent and Know-How Rights. Halozyme will be responsible for, and will pay, all amounts due to Third Parties in consideration for a grant of rights to Halozyme under any Patent Right that is published (with respect to application) or issued, in each case, as of the Effective Date and that [***]. Company will be responsible for all amounts due to Third Parties in consideration for a grant of rights to Company under any other Patent Rights or Know-How Rights that are used in the development, use, manufacture, sale, offer for sale, or commercialization of any Product. 4.5 Royalty Reports; Records; Estimates; Business Reviews. 4.5.1 Each calendar [***] commencing with the calendar [***] in which there is a First Commercial Sale of a Product and ending with [***], Company shall provide to Halozyme a non-binding preliminary report containing good faith “flash” estimates on worldwide Net Sales and calculation of royalties due under Section 4.3 within [***]. Halozyme acknowledges and agrees that such reports will be provided on an “as-is” basis, and it will not rely on such reports or the content thereof for purposes of any claims against Company or any of its Affiliates under or with respect to the subject matter thereof. Company shall also provide to Halozyme the final report within [***] after the end of [***]. Such final written report shall be in the same form as the form attached hereto as Exhibit C, and will provide specific detail on a country-by-country basis. 4.5.2 With respect to amounts invoiced in United States dollars, all such amounts shall be expressed in United States dollars. With respect to amounts invoiced in a currency other than United States dollars, all such amounts shall be expressed both in the currency in which the sale is invoiced and in the United States dollar equivalent. With respect to sales of a Product incurred in a currency other than United States dollars, such amounts and the amounts payable hereunder shall be expressed in their United States dollar equivalent calculated using the currency rates described herein. For each calendar year during which royalties become due, Company shall provide the currency rate to be used for the local currency of each country in the Territory in which any royalty-bearing Net Sales are expected to occur based on the average of the exchange rates (local currency per US$1) published in The Wall Street Journal, Western Edition, under the heading “Currency Trading” on the last Business Day of October. Company shall provide currency rate details in writing no later than [***] after the currency rates are available. Each currency rate will remain constant throughout the upcoming calendar year. Company shall use the currency rate(s) to convert Net Sales to United States Dollars for the purpose of calculating royalty payments hereunder. Company shall keep, to the extent such information is reasonably available, complete and accurate records in sufficient detail to properly reflect all Net Sales and to enable the royalties payable to be determined. All royalties payable hereunder shall be calculated based on Net Sales expressed in United States dollars. 4.5.3 Company shall keep complete and accurate records in sufficient detail to properly reflect all gross sales and Net Sales and to enable the royalties payable to be determined. 4.5.4 No later than November 15 of each calendar year of the term, Company shall, on an annual basis, provide Halozyme with a guidance report setting out [***]. It is understood by the Parties that the guidance report provided shall be non-binding but in good

17 faith [***], and that, notwithstanding any provision herein to the contrary, Halozyme shall not be entitled to rely on such reports or the content thereof for purposes of any claims against Company or any of its Affiliates under or with respect to the subject matter of this Agreement. [***]. 4.5.5 Company and Halozyme shall conduct a business review to discuss resource planning on an as-needed basis, but not less than once per calendar year. Global Product leaders or similar qualified experts may participate in such business review meeting for the purposes of helping to understand actual results as well as the forecast of the current and future calendar years of Products. Prior to such business reviews, either Party may request that the other Party provide a report or such other written information as it believes will be relevant for such meeting, such as, in the case of Company, Product sales forecast details for Halozyme to understand market adoption and factors that may affect future market adoption on a country-by- country level, plans for any regulatory label submissions and approvals in the upcoming [***] period, intellectual property matters (e.g., reviewing disclosures and ownership of Collaboration Inventions), and in the case of Halozyme, manufacturing capacity and regulatory information. 4.6 Audits. Upon the written request of Halozyme and not more than once in a [***] period, Company shall permit an independent certified public accounting firm of nationally recognized standing, selected by Halozyme and reasonably acceptable to Company, to have access during normal business hours to such records of Company as may be reasonably necessary to verify the accuracy of the royalty reports hereunder for any year ending not more than [***] prior to the date of such request and that have not previously been audited. The accounting firm shall disclose to Halozyme only whether the reports are correct and the specific details of any discrepancy, but no other information shall be shared. If such accounting firm concludes that additional royalties were owed during the audited period, or that excess royalties were paid during the audited period, Company shall pay such additional royalties, or Halozyme shall provide Company with a credit for such excess royalties, as the case may be, within [***] of the date Halozyme delivers to Company such accounting firm’s written report so concluding. [***]. Halozyme shall treat all financial information subject to review under this Section 4.6 as confidential, and shall cause its accounting firm to retain all such financial information in confidence. 4.7 Withholding Taxes. Company shall pay to the appropriate governmental authority on behalf of Halozyme such taxes, levies or charges that are withheld. Company shall use reasonable efforts to take such action as may be reasonably requested by Halozyme, and at Halozyme’s cost, to minimize any such taxes, levies or charges required to be withheld on behalf of Halozyme by Company, provided that such actions do not, or could not reasonably be expected to, adversely affect or impact Company or any of its Affiliates. Company promptly shall deliver to Halozyme proof of payment of all such taxes, levies and other charges, together with copies of all communications from or with such governmental authority with respect directly related thereto. Any amounts so withheld or deducted from the payment due to Halozyme pursuant to the relevant law or regulation will be deemed paid to Halozyme for all purposes of this Agreement. 4.8 Payment Method. All payments by Company to Halozyme hereunder shall be in United States Dollars in immediately available funds (or funds that will be available on or prior to the date such payment is due) and shall be made by wire transfer to such bank account as designated from time to time by Halozyme to Company. Any payment properly due under this

18 Agreement that is not subject to a good faith dispute which is not paid when due in accordance with the applicable provisions of this Agreement shall bear interest at an annual rate of two hundred (200) basis points above the U.S. prime lending rate (as reported in the Wall Street Journal (Western Edition)) or if unavailable such other prime rate standard as the Parties may agree in good faith, or the maximum allowable by law if less. 5. PRODUCT DEVELOPMENT AND COMMERCIALIZATION. 5.1 Alliance Program Management. Immediately following the Effective Date, each Party shall appoint an alliance leader and a technical leader for each program related to the Products. The alliance leader will be responsible for coordinating all business-related activities and the technical leader will be responsible for coordinating all technical-related activities. The alliance manager and technical leader can be the same person if so qualified. Each Party shall notify the other Party in writing upon making or changing any of these appointments. The alliance leader shall be the first point of contact for conflict resolution, and shall oversee the alliance program team, whose purpose shall be to (a) exchange information, (b) oversee the strategic, technical and operational aspects of the Product(s) under this Agreement, and (c) form functional working groups, as both Parties may deem appropriate. Beginning with the Effective Date, the alliance program team(s) will have quarterly meetings, unless to the Parties otherwise agree on more frequent meetings. Among its responsibilities, the alliance program team shall draft and review the Work Plans and all amendments thereto; provided, that the Work Plans and any amendments must be executed by the Parties. Each Party shall be responsible for its own expenses in connection with the meetings of the alliance program team. Each Party (alternating from meeting to meeting) shall prepare and provide the other Party with written minutes of the alliance program team meetings within [***] after the meeting, which minutes shall be subject to the reasonable comment and written approval of the other Party, which in no event will be later than the next alliance program team meeting. For clarity, absent mutual agreement otherwise, alliance program meetings will be in addition to and not replace other meetings and/or processes referenced in this Agreement. 5.2 Responsibility. 5.2.1 Company Responsible. Except as otherwise set forth in this Section 5.1, Company shall be solely responsible, at its sole cost, for conducting all development, manufacture, Regulatory Approval and commercialization of Products, and shall own all clinical data, regulatory applications, filings, approvals and licenses for each Product. Notwithstanding the foregoing, Company shall not conduct any study utilizing PH20 Drug (a) as the sole active ingredient, (b) in a placebo arm (including with saline or in any other formulation), or (c) in an arm with blood derived products, in each case, without the prior written consent of Halozyme. 5.2.2 Assays. Company shall use certain bioanalytical, clinical immunogenicity and/or pharmacokinetics assays provided by Halozyme for the PH20 Drug on a stand-alone basis (each, a “Halozyme Assay”) as well as certain formulation and manufacturing assays (“Other Halozyme Assays”). The bioanalytical Halozyme Assay will be available by Halozyme through its designated Contract Research Organization (“CRO”). Company shall use the bioanalytical Halozyme Assay in the research and development of the Products; provided that if Company believes that such Halozyme Assay will not work with a Product, then Company shall

19 notify Halozyme and the Parties shall work together to determine an appropriate solution for the research and development of the applicable Product. All Halozyme Assays and Other Halozyme Assays provided or made available by Halozyme shall be the sole and exclusive property of Halozyme and shall be Halozyme Confidential Information. Without limiting the foregoing or Article 9, Company may use the Halozyme Assays and Other Halozyme Assays solely for its internal research and development of Products under this Agreement (including with respect to regulatory submission requirements) and for no other purpose. Company may transfer the Other Halozyme Assays to its Affiliates and Third Party CROs that are conducting research and development of Products for Company, pursuant to the foregoing restrictions. At reasonable cost, Halozyme shall provide to Company reference standards for use with the Other Halozyme Assays. Company shall provide Halozyme with at least [***] of lead time for preparation and supply of any required Halozyme reference standards and reagents. Halozyme will use reasonable efforts to fulfill any requests for reference standards and reagents that are less than [***] but will not be obligated to do so. Company shall provide to Halozyme all data resulting from the use of the Halozyme Assays. All data generated by or on behalf of with respect to such Halozyme Assays shall be owned by Company and shall be Company Confidential Information for purposes of this Agreement. 5.2.3 Work Plan. Company shall engage Halozyme to conduct development and regulatory work for the PH20 Drug component of each Product and for providing technical assistance regarding the development of each Product. All such activities by Halozyme shall be conducted at the reasonable request of Company pursuant to a mutually acceptable written work plan that (a) will be in writing and signed by duly authorized representatives of each of the Parties; (b) will expressly refer to this Agreement, will form a part of this Agreement, and will be subject to the terms and conditions contained herein; and (c) describes the specific research and development activities to be conducted by Halozyme (such work plan, as executed, the “Work Plan”). A sample outline of the Work Plan, which is non-binding in all respects, is attached hereto in Schedule 5.2.3. The Parties shall prepare the initial draft of the Work Plan within [***] after the Effective Date. On the [***] anniversary of the Effective Date, and each [***] period thereafter, the Parties shall meet to determine whether the Work Plan needs to be updated to reflect actual development and regulatory work being conducted (or that needs to be conducted). Halozyme shall not have any obligation to conduct any development or regulatory work that is not set forth in the Work Plan. Each [***], Halozyme shall invoice Company for the Fully Burdened Work Plan Cost to Halozyme to conduct such activities, and Company shall pay each such invoice within [***] after receipt. 5.2.4 Dossier. Within [***] following the Effective Date, Halozyme shall, at Halozyme’s cost, provide Company with a dossier for the PH20 Drug for Company’s use in Regulatory Approval filings and transfer to Company appropriate PH20 Drug-related methods and processes that are Controlled by Halozyme in order to enable Company to release Products for clinical and commercial purposes; provided that with respect to Halozyme Assays, Halozyme shall only provide those that are specified to be provided by Halozyme pursuant to Section 5.2.2 or are subsequently developed by Halozyme and made available to licensees of the PH20 Drug. Such dossier will include information within Halozyme’s Control and regarding PH20 Drug, including chemistry, manufacturing and controls sections and pre-clinical pharmacology and toxicology sections. Halozyme shall own any DMF for the PH20 Drug substance of each Product. If Halozyme files, holds, or controls a DMF or other regulatory registration for the PH20 Drug

20 substance: (a) Company shall have the right to cross-reference such DMF or regulatory registration; or (b) in countries where this is not feasible, Halozyme shall provide Company, at Company’s cost, with such information in Halozyme’s Control regarding the PH20 Drug substance of each Product as is reasonably necessary for Company to include in the applicable Regulatory Approval filings for such Product. Halozyme shall promptly notify Company of any changes to the dossier or (if applicable) DMF or regulatory registration for the PH20 Drug substance. Company shall promptly notify Halozyme of any changes mandated or requested by any Regulatory Authority prior to making any such changes to the dossier or (if applicable) DMF for the PH20 Drug in order to enable the Parties to agree on the appropriate changes to be made. During the [***] period following the Effective Date, Halozyme shall reasonably cooperate with Company, at Halozyme’s cost for up to [***], to assist Company with understanding and using the Licensed Know-How Rights and dossier for the PH20 Drug provided by Halozyme under this Section 5.2.4. 5.2.5 Authorizations. In addition to Section 5.2.4, Company may request Halozyme to provide authorization to regulatory agencies for Company to cross-reference appropriate regulatory filings previously made by Halozyme or its Affiliates regarding PH20 Drug as necessary with respect to obtaining Regulatory Approval for any Product. Halozyme shall not unreasonably withhold letters of authorization. 5.3 Research and Development Reports. Company shall keep complete and accurate records of its activities conducted under Sections 5.1 and 5.2, and the results thereof. Within [***] after the end of each calendar year until the First Commercial Sale in the United States of a Product, Company shall prepare and provide Halozyme with a reasonably detailed written report of the activities conducted under this Agreement for every Product and the results thereof, through such date of such report, to develop and obtain Regulatory Approvals to market Products. 5.4 Trademarks. 5.4.1 To the extent allowed under applicable law, Company, its sublicensee or their respective Affiliates shall have the right to determine the names and trademarks to use in connection with the promotion, marketing and sale of Products, and shall own and maintain such trademarks for use in connection with the promotion, marketing and sale of Products, other than the Licensed Marks which shall at all times remain owned by Halozyme or its Affiliates. Halozyme hereby grants Company the [***] right to use such Licensed Marks in connection with the promotion, marketing and sale of Products as secondary marks to indicate that the Product incorporates Halozyme technology. For clarity, nothing in this Agreement shall create an obligation on the Company to use the Licensed Marks in any way or on Halozyme to register or otherwise maintain in effect any Licensed Marks. Halozyme shall have the right to make reasonable use of Company’s logo and Product logos on its website and ENHANZE marketing materials solely to indicate that the Product incorporates the PH20 Drug. To the extent the Company uses or displays any Licensed Mark on packaging or in other marketing or promotional materials in connection with the foregoing, Halozyme shall have the right to request samples of such packaging or other materials to confirm compliance with Halozyme’s brand usage requirements to the extent provided in writing to Company, and shall have the right to request Company make modifications in order to comply with such requirements.

21 5.4.2 Except as otherwise set forth above, neither Party shall, and shall ensure that its Affiliates, sublicensees, and distributors do not (a) use any of the other Party’s trademarks, or any mark or name confusingly similar thereto, as part of a corporate or business name or in any other manner, or (b) register any trade mark or trade name (including any company name) which is identical to or confusingly similar to or incorporates any trade mark or trade name which such other Party or any associated company owns or claims rights in. Any goodwill associated with any of a Party’s names or marks affixed or applied or used in connection with Products shall inure to the sole benefit of such Party. Each Party will comply with applicable laws and the current trademark usage guidelines of a Party that may be provided from time to time by the other in connection with such other Party’s trademarks. Further, neither Party will modify any such marks of the other Party, nor permit any act to be done which may impair a Party’s rights in or value to its trademarks. Each Party shall, upon the reasonable request of the other Party, cooperate with the other in any action necessary or appropriate to register with the appropriate governmental agencies any Licensed Mark or Company marks for the Products, as applicable, and to protect any such mark proposed to be used. 6. REGULATORY MATTERS. 6.1 Notices. Company shall provide to Halozyme (a) advance written notice of material written communications regarding each Product (including providing copies of all filings with any Regulatory Authority) provided to a Regulatory Authority by Company; (b) a reasonable opportunity to comment on all such material written communications with respect to the PH20 Drug component of the Product prior to submission thereof taking into consideration any response deadline of the applicable Regulatory Authority (and Company shall discuss such comments with Halozyme and shall in good faith consider the reasonable comments of Halozyme with respect to the PH20 Drug component of the Product); and (c) copies of all material written communications (including all registrations and approvals) provided to Company from a Regulatory Authority regarding each Product (to be provided promptly (not to exceed [***]) following receipt thereof by Company). Company will provide a copy of the final written communications to the Regulatory Authorities to Halozyme. If any material regulatory communication will be oral or in-person, and the PH20 Drug component of a Product is scheduled to be discussed, then Company, to the extent practicable and allowed by the Regulatory Authority, will give Halozyme a reasonable opportunity to attend such oral or in-person meeting, but Halozyme will only participate with respect to the PH20 Drug component of the Product. If during any such material oral or in-person meeting that Halozyme is not attending and has not declined to attend, the PH20 Drug component of a Product arises, Company will reasonably request, as practicable, a postponement of such discussion until a Halozyme person can participate; provided that in no event will Company be required to postpone any discussions that would have a material effect on Company’s interactions with such Regulatory Authority or Regulatory Approval of a Product. 6.2 Results. Company shall promptly, within [***], inform Halozyme in writing, in reasonably specific detail, of any material data, results or other information from a pre- clinical study or human clinical trial used (e.g., registrational trial) for (a) a first registration of a Product, (b) label submission of new formulations of such Product in which either the concentration of Company Molecule or PH20 Drug is changed and (c) label extension of such Product outside the therapeutic area of such first registration. As for all other data or results (e.g., non-pivotal or non-registrational data/results) whether from a preclinical study or human clinical

22 trial, Company shall inform Halozyme in writing of top line results within [***] of becoming aware of and finalizing such results. If Company is running a control arm in any such study or trial that involves the non-PH20 component of the Product, then Company shall also provide to Halozyme the material data, results and other information from such control arm. Company will provide to Halozyme the immunogenicity data generated on the PH20 Drug component of the Product in a format agreed upon by the Parties. 6.3 Clinical Trials. Prior to finalizing the instructional documents and protocol (or any revision thereto) for any clinical trial for a Product, (a) Company shall provide Halozyme with a copy of the reasonably complete draft of such instructional documents and protocol or revision; (b) Halozyme shall have a reasonable opportunity to review and comment on all such instructional documents and protocol or revision; (c) the Parties shall discuss Halozyme’s comments relating to the PH20 Drug component of such Product; and (d) Company shall in good faith consider the reasonable comments of Halozyme relating to the PH20 Drug component of such Product. The Parties shall enter into a pharmacovigilance and safety data exchange agreement in a form acceptable to both Parties prior to the Initiation of the first clinical trial for a Product. The Parties shall conduct a joint safety review on a [***] basis, unless the Parties mutually agree in writing that a greater (or lesser) frequency is required. Such joint safety review may either be in person or by phone, as mutually agreed. 6.4 Adverse Event Reporting. The initial pharmacovigilance and safety data exchange agreement referred to in Section 6.3 entered into by the Parties shall include provisions covering, among other things, the following concepts: 6.4.1 that each Party would promptly notify the other Party of any information that comes to such Party’s attention concerning any serious adverse event drug reactions or other significant safety concern that may lead to a change in the benefit-risk of the product associated with the clinical uses, studies, investigations, tests and marketing of PH20 Drug or a Product. The initial pharmacovigilance agreement would define “serious” in accordance with the standards contained in applicable laws, rules and regulations, as such laws, rules and regulations may be amended, modified or replaced and detail the timelines for notification; and 6.4.2 that each Party would as soon as possible notify the other Party of any information received regarding any threatened or pending action by an agency that may affect the safety and efficacy claims of a Product and that upon receipt of any such information, the Parties would consult with each other in an effort to arrive at a mutually acceptable procedure for taking appropriate action; provided that nothing contained in the pharmacovigilance and safety data exchange agreement will restrict either Party’s right to make a timely report of such matter to any government agency or take other action that it deems to be appropriate or required by applicable law, rule, regulation or court order. 6.5 Labeling. To the extent Company’s proposed labeling for a Product references the PH20 Drug component, prior to filing such proposed labeling with a Regulatory Authority, (a) Company shall provide Halozyme with a copy of the proposed labeling; (b) Halozyme shall have a reasonable opportunity (not less than [***]) to review, comment and consult on the PH20 Drug component of such proposed labeling; (c) the Parties shall discuss Halozyme’s comments relating to the PH20 Drug component of such labeling; and (d) Company

23 shall in good faith consider the reasonable comments of Halozyme relating to the PH20 Drug component of such proposed labeling. 6.6 [***] 7. Clinical Supply of API. 7.1 Manufacture and Sale. On the terms and conditions of this Article 7, Halozyme shall manufacture (or have manufactured), sell and deliver to Company all API required by Company, its sublicensees and their respective Affiliates for use in the preclinical development and clinical development of the Products, and Company shall purchase exclusively from Halozyme all quantities of API required by Company, its sublicensees and their respective Affiliates for use in the preclinical and clinical development of the Products. Company shall not itself manufacture or purchase from any Third Party PH20 Drug or any derivative, part or polymorphism (including a splice variant) of PH20 Drug. Company shall (and shall procure that its sublicensees and their respective Affiliates shall) use such API supplied by Halozyme solely for the development, manufacture and commercialization of Products pursuant to this Agreement. [***]. Notwithstanding the foregoing, (i) regardless of whether Halozyme [***] provides the API under this Agreement, Company shall remain liable for [***], and (ii) if, [***] pursuant to this Section 7.1, Halozyme can demonstrate [***]. [***]. 7.2 Manufacturing Practices. 7.2.1 Halozyme shall manufacture, or have manufactured, API under this Article 7 in conformity with the API Specifications and in accordance with all applicable laws and regulations. [***]. 7.2.2 Unless the Parties otherwise mutually agree or except as otherwise contemplated by this Agreement, Halozyme shall manufacture, or have manufactured, API under this Article 7 in accordance with cGMP. 7.2.3 Company shall have the right, at its sole expense, to audit Halozyme for compliance with applicable laws and regulations and cGMP on reasonable notice during normal business hours and not more than once in each calendar year except in the case of a for- cause audit or an audit required by applicable law, subject to reasonable confidentiality obligations. In the event the audit takes place at a CMO, Halozyme has the right to be on site during the audit and act as an observer between Company and the CMO. 7.2.4 Halozyme shall provide Company with certificates of analysis for all API supplied hereunder. 7.2.5 Upon the reasonable request of Company following the release and shipment of any API supplied under Article 7, Halozyme shall provide Company with relevant corresponding information, including analytical and manufacturing documentation, batch records for API supplied hereunder and stability data, in each case, requested by Company regarding quality control of such API.

24 7.2.6 All information disclosed or obtained pursuant to this Article 7 shall be Confidential Information of Halozyme. 7.3 API Forecasts and Orders. 7.3.1 Prior to [***] (commencing with the first [***] in which Company, its sublicensees or their respective Affiliates order API from Halozyme hereunder), Company shall prepare and provide Halozyme with a written forecast of its good faith estimated requirements for API under this Section 7.3 for each of the subsequent [***]. 7.3.2 Company shall be required to purchase [***] of the quantity forecasted for each API under this Section 7.3 for [***]. 7.3.3 Halozyme will be required to maintain API capacity sufficient to enable Halozyme to deliver to Company [***] of the amounts of API set out in any binding forecast. 7.3.4 [***]. Halozyme shall use Commercially Reasonable Efforts to meet Company’s delivery requirements specified in accordance with Section 7.3.5. [***]. 7.3.5 Company shall make all purchases under this Section 7.3 by submitting firm purchase orders to Halozyme. Each such purchase order shall be in writing in a form reasonably acceptable to Halozyme, and shall specify the quantity of API ordered, the place of delivery and the required delivery date therefor, which shall not be less than [***] after the date of such purchase order, and the API price (in accordance with Section 7.5). No additional terms of any such purchase order shall be binding on Halozyme unless expressly agreed to by the Parties in writing, as an amendment to this Agreement. In the event of a conflict between the terms and conditions of any purchase order and this Agreement, the terms and conditions of this Agreement shall prevail. 7.4 Delivery and Acceptance. 7.4.1 All API supplied under this Agreement shall be shipped EXW (Incoterms 2020) place of manufacture or distribution to such location as designated by Company. Any change in the location of manufacture or distribution shall require the consent of Company, such consent not to be unreasonably withheld or delayed. Title and risk of loss and damages to the API purchased by Company hereunder shall pass to Company upon receipt by the Company’s carrier. 7.4.2 Company shall pay all freight, insurance charges, taxes, import and export duties, inspection fees, shipping validation and other charges applicable to the sale and transport of API purchased by Company under Section 7.3.5. 7.4.3 If a shipment of API or any portion thereof is not in conformance with the API Specifications when received by Company, then Company shall have the right to reject such shipment of API if the entire shipment is nonconforming, or the portion thereof that fails to so conform, as the case may be. Company shall give written notice to Halozyme of its rejection hereunder, within [***] after Company’s receipt of such shipment, specifying the

25 grounds for such rejection. If Company does not provide written notice of rejection during such [***], then the API shall be deemed accepted at the end of such [***] period. Notwithstanding the above, if the nonconformity of the API could not reasonably have been ascertained by Company upon reasonable inspection and analysis of the API, then the [***] period referred to herein shall not apply, provided that Company notifies Halozyme promptly upon discovery of such nonconformity (but in no event later than [***] from the date of the discovery). Halozyme shall use [***] to cure such rejection or replace such nonconforming shipment of API, or portion thereof, within [***] after receipt of notice of rejection thereof. 7.4.4 Company’s grounds for rejection shall be conclusive unless Halozyme notifies Company within [***] of receipt by Halozyme of the notice of rejection that it disagrees with such grounds. In the event of such a notice by Halozyme, representative samples of the batch of API in question shall be submitted to a mutually acceptable independent laboratory or consultant (if not a laboratory analysis issue) for analysis or review, the costs of which shall be paid by the Party that is determined by the independent laboratory or consultant to have been incorrect in its determination of whether the applicable API should be rejected. 7.5 API Price. Halozyme will provide Company with quantities of API reasonably necessary for pre-clinical and clinical development, and Company will pay Halozyme a price equal to [***]. Halozyme shall invoice Company for all API upon shipment in accordance with this Article 7, and Company shall pay each such invoices within [***]. 7.6 LIMITATION OF LIABILITY. HALOZYME’S LIABILITY TO COMPANY, AND COMPANY’S REMEDY, FOR ANY FAILURE OF THE WARRANTIES SET FORTH IN SECTION 7.7 SHALL BE, AT HALOZYME’S OPTION, [***]. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 7.6 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY UNDER ARTICLE 10. 7.7 Warranty. Halozyme warrants that, upon delivery, all API shall conform with the API Specifications and the certificate of analysis, shall be free from defects in manufacturing, handling, material and workmanship, and shall be manufactured in accordance with cGMP (unless the Parties otherwise mutually agree) and in compliance with applicable laws and regulations. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, HALOZYME MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO API. HALOZYME DISCLAIMS ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON- INFRINGEMENT. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 7.7 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY UNDER ARTICLE 10. 7.8 Quality Agreement. The Parties agree to negotiate and enter into a mutually acceptable quality agreement relating to the supply of API hereunder within [***] after the Effective Date.

26 7.9 Consistency of Administration. Products developed under this Agreement shall be labeled for administration or infusion of the PH20 Drug component in such a manner so as to promote reasonably consistent use of Halozyme’s PH20 hyaluronidase, [***], taking into account the need of administration for the target patient population, such labeling to be approved by Halozyme [***]. 7.10 Commercial API Supply. Unless and until the Parties have entered into a supply agreement, the terms of this Article 7 shall apply to [***]. The Parties will negotiate in good faith and use Commercially Reasonable Efforts to enter into a separate supply agreement [***] prior to the anticipated commercial launch of the Product, which such supply agreement will govern commercial supply of API required by Company for the Products (and, if agreed by the Parties, further pre-clinical and clinical supply) and will be consistent with this Agreement [***]. Notwithstanding that the terms of the supply agreement will be negotiated and agreed upon following the Effective Date of this Agreement, the Parties hereby agree that [***]. 8. INTELLECTUAL PROPERTY RIGHTS. 8.1 Ownership of Intellectual Property. As between the Parties, each Party shall solely own or retain ownership of all intellectual property (including all Know-How Rights and Patent Rights) that such Party or its Affiliates: (a) Controls as of the Effective Date; or (b) discovers, creates or acquires, and Controls, during the Term outside the scope of the Agreement; and (c) except as set forth below in this Section 8.1, all improvements to any of the foregoing (collectively, with respect to each Party, such Party’s “Background IP”). With respect to Collaboration Inventions, the Parties hereby agree the following (to the extent not so provided under applicable law): 8.1.1 Company shall solely own [***]; 8.1.2 Halozyme shall solely own [***]; and 8.1.3 Company and Halozyme shall jointly own [***]. 8.1.4 [***] 8.1.5 Each Party shall take measures, [***], necessary for implementation of the ownership as stipulated in Sections 8.1.1 to 8.1.4, including [***]. 8.1.6 [***] 8.2 Disclosure. Either Party shall promptly notify the other Party in writing of any Collaboration Inventions made, conceived or reduced to practice by or on behalf of such Party or its Affiliates. 8.3 Assignment. Each Party shall, and does hereby, assign, and shall cause its Affiliates and its and their licensees and sublicensees to assign, to the other Party, without additional compensation, such right, title, and interest in and to any Know-How Rights and proprietary intellectual property rights with respect thereto (including all rights of action and claims for damages and benefits arising due to past and present infringement of such rights) as is necessary to

27 fully effect, as applicable, the provisions of Section 8.1 and the ownership of Collaboration Inventions and intellectual property set forth therein. [***]. 8.4 Prosecution, Maintenance and Enforcement. 8.4.1 Halozyme Prosecuted Patents. (a) Prosecution. Halozyme shall have the exclusive right (but not the obligation), at its sole expense, to prepare, file, prosecute and maintain: [***]. (b) Enforcement. Halozyme shall have the exclusive right, at its sole expense, to enforce the Halozyme Prosecuted Patents against Third Party infringers or challengers for any infringement. With respect to any action to enforce the Halozyme Prosecuted Patents to abate any infringement by a Third Party, all monies recovered upon the final judgment or settlement of any such action shall be retained by Halozyme. 8.4.2 Company Solely-Owned Patents. Company shall have the exclusive right (but not the obligation), at its sole expense, to prepare, file, prosecute, maintain and enforce [***]. 8.4.3 [***] (a) Prosecution. Company shall have the first right (but not the obligation), at its sole expense, to prepare, file, prosecute, and maintain all [***]. (b) Prosecution Step-In Rights. If Company elects not to file any patent application included in [***] in any country (whether or not a foreign equivalent of a patent or patent application in [***] in existence at the relevant time, and including any patent application that Halozyme, in its sole discretion, reasonably determines is included in [***] and should be filed), or decides to abandon any such pending application or issued patent in any country (or otherwise not pursue further prosecution and maintenance of any Patent Rights that would Cover a [***]), then Company shall provide sufficient written notice to Halozyme prior to the next action deadline for such patent application. Halozyme shall have the right at its sole expense to assume control of the preparation, filing, prosecution and maintenance of such patent application or patent at its own expense. Company agrees to sign such further documents and take such further actions as may be requested by Halozyme to give Halozyme authority to assume and control the foregoing preparation, filing, prosecution and maintenance. Halozyme shall give Company an opportunity to review and comment on the text of all correspondence received from and submitted to any patent office within [***] following receipt or prior to submission, as applicable. Halozyme shall consider in good faith the interests of Company in the prosecution of [***]. (c) Enforcement. Company shall have the first right (but not the obligation) to enforce [***] against Third Party infringers or challengers for any actual or alleged infringement at Company’s sole cost and expense using counsel of its choice. Halozyme agrees to sign such further documents and take such further actions as may be requested by Company to give Company authority to assume and control the foregoing enforcement. Company shall keep Halozyme fully informed of all developments in any such enforcement action and shall consult with Halozyme on strategy and key decisions with respect to such enforcement. Company shall

28 have the final decision-making authority with respect to the foregoing and to settle the dispute in relation to such enforcement; provided that such final decisions and settlement do not diminish the ownership rights or interests of Halozyme or admit the invalidity or unenforceability of [***] without the prior written consent of Halozyme, such consent shall not be unreasonably withheld. (d) Enforcement Step-In Rights. If Company fails to abate such infringement of the [***] or to file an action to abate such infringement within [***] after a written request from Halozyme to do so (or any shorter period necessary to take advantage of any legal deadlines needed to secure enhanced relief), or if Company discontinues the prosecution of any such action after filing without abating such infringement, then Halozyme shall have the right to enforce the [***] against such Third Party infringer or challenger at Halozyme’s sole cost and expense. Company agrees to sign such further documents and take such further actions as may be requested by Halozyme to give Halozyme authority to assume and control the foregoing enforcement. Halozyme shall keep Company fully informed of all developments in any such enforcement action and Halozyme shall consult with Company on strategy and key decisions with respect to such enforcement. Halozyme shall have the final decision-making authority with respect to the foregoing and to settle the dispute in relation to such enforcement; provided that such final decisions and settlement do not diminish the ownership rights or interests of Company or admit the invalidity or unenforceability of [***] without the prior written consent of Company, such consent not to be unreasonably withheld. (e) Recovered Monies. With respect to any action to enforce [***] to abate any infringement by a Third Party, all monies recovered upon the final judgment or settlement of any such action shall (i) first, be used to reimburse the costs and expenses (including reasonable attorneys’ fees and costs) [***]; and (ii) second, (A) with respect to actions involving infringement of [***] by a Third Party product that is [***], the remaining recoveries shall be allocated [***] to Company and [***] to Halozyme, and (B) with respect to all other actions, the remaining recoveries shall be shared equally between the Parties. 8.4.4 Cooperation. If one Party brings any suit, action or proceeding in accordance with Section 8.4.3 (such Party, the “Enforcing Party”), the other Party (the “Non- Enforcing Party”) agrees to be joined as Party plaintiff, in each case if and only if required for the Enforcing Party to bring any such suit, action or proceeding. The Non-Enforcing Party will provide reasonable assistance to the Enforcing Party, including by providing access to relevant documents and other evidence and making its employees available. The Enforcing Party shall not enter into any settlement or compromise of any suit, action or proceeding: (a) in a manner that would diminish the ownership rights or interests of the Non-Enforcing Party or admit the invalidity or unenforceability of any Patent Right Controlled by the Non-Enforcing Party without the written consent of the Non-Enforcing Party, which shall not be unreasonably withheld; or (b) that would impose any cost or liability on the Non-Enforcing Party, without the Non-Enforcing Party’s prior written consent (which consent may be withheld at the Non-Enforcing Party’s discretion). 8.5 Defense of Third Party Infringement Actions. 8.5.1 Notice. If any Product used or sold by Company, its Affiliates, or sublicensees becomes the subject of a Third Party’s claim or assertion of infringement of any

29 Patent Rights granted in the Territory, the Party first having notice of the claim or assertion shall promptly notify the other Party, the Parties shall [***]. 8.5.2 Defense Rights. If a Third Party files an infringement suit alleging that the development, manufacture, production, use, importation, offer for sale, or sale of Products in the Territory infringes any Patent Rights, then [***]. 9. CONFIDENTIALITY. 9.1 Confidentiality. With respect to any Confidential Information disclosed by a Party (the “Disclosing Party”) to the other Party (the “Receiving Party”) hereunder, the Receiving Party shall, and shall ensure that any of its Affiliates and Third Parties authorized to have such information, maintain in confidence the Confidential Information of the Disclosing Party and use the Disclosing Party’s Confidential Information for the sole and limited purpose of fulfilling its obligations under this Agreement. During the term of this Agreement and for a period that is the longer of: (i) [***] following the expiration or earlier termination of this Agreement, and (ii) in the case of Confidential Information that is a trade secret, until such Confidential Information ceases to be a trade secret. To the extent that disclosure to any person is authorized by this Agreement (e.g., an Affiliate, a sublicensee, etc.) and such person has a need to know it, prior to disclosure, a Party shall obtain written agreement of such person to hold in confidence and not disclose, use or grant the use of the Confidential Information of the other Party except as expressly permitted under this Agreement, together with other relevant terms limiting disclosure that are no less restrictive than those in this Agreement regarding disclosure and use of Confidential Information. Each Party shall notify the other Party promptly upon discovery of any unauthorized use or disclosure of the other Party’s Confidential Information. A Disclosing Party’s Confidential Information is owned by such Party, and subject to Article 3 of this Agreement, no license or other rights to the Disclosing Party’s Confidential Information are granted or implied hereby. Notwithstanding Article 12, the Parties agree that a breach of any of the obligations in this Article 9 may result in irreparable and continuing damage to the Disclosing Party for which there is no adequate remedy at law, and the Disclosing Party may therefore seek injunctive relief and/or a decree of specific performance, in addition to such other legal and/or equitable remedies as may be available. 9.2 Permitted Disclosures. Notwithstanding the obligations of confidentiality and non-use set forth in Section 9.1 above, a Receiving Party may provide Confidential Information disclosed to it and disclose the existence and terms and conditions of this Agreement, in each case, to the extent such disclosure is: 9.2.1 to its Affiliates, sublicensees (as permitted under this Agreement), subcontractors, consultants, and their employees, directors, agents, consultants, or advisors, in each case, to the extent necessary for the potential or actual performance of its obligations or exercise of its rights under this Agreement, in each case, who are under an obligation of confidentiality with respect to such information that is no less stringent than the terms and conditions of this Article 9; provided that the foregoing shall in no way be deemed to limit or supersede the obligations to implement and enforce Firewalls where required under this Agreement;

30 9.2.2 to the Regulatory Authorities in connection with any filing, application or request for Regulatory Approval in accordance with the terms of this Agreement; provided that reasonable measures shall be taken to assure confidential treatment of such Confidential Information to the extent practicable and consistent with applicable law; 9.2.3 made in connection with the prosecution or maintenance of [***] in an effort to secure, maintain, defend or enforce Patent Rights, as contemplated by this Agreement, or, with respect to such activities only, otherwise with the prior written consent of the Disclosing Party’s intellectual property counsel; 9.2.4 to bring or defend litigation and to enforce Patent Rights in connection with the Receiving Party’s rights and obligations pursuant to this Agreement; 9.2.5 subject to the last paragraph of this Section 9.2, required to be disclosed by applicable law, including by the rules or regulations of the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States or of any stock exchange or listing entity; and 9.2.6 (a) with respect to the terms and conditions of this Agreement, any bona fide [***], and (b) with respect to any other Confidential Information of the other Party, any bona fide [***], provided that any entity or individual receiving Confidential Information under clause (a) or (b) has a need to know such information and is under obligations of confidentiality and non-use with respect to such information that are no less stringent than the terms and conditions of this Article 9 (but of duration customary in confidentiality agreements entered into for a similar purpose). If a Party, after consultation with counsel, determines it is required by law to disclose Confidential Information of the other Party that is subject to the confidentiality or non- disclosure provisions of Section 9.1, then such Party will promptly inform the other Party of the disclosure that is being sought (and to the extent possible at least [***] notice) in order to provide the other Party an opportunity to challenge or limit the disclosure and will reasonably cooperate with the other Party to do so. In the event that no such protective order or other remedy is obtained, or the Disclosing Party waives compliance with certain terms of this Article 9, then the Receiving Party will furnish only that portion of Confidential Information that the Receiving Party is advised by counsel is legally required to be disclosed. Notwithstanding Section 9.1, Confidential Information that is permitted or required to be disclosed will remain otherwise subject to the confidentiality and non-use provisions of this Article 9. If either Party concludes based on the reasonable opinion of counsel that a copy of this Agreement must be filed with the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States, such Party will, within a reasonable time prior to any such filing (and to the extent possible at least [***] prior to any such filing), provide the other Party with a copy of this Agreement showing any provisions hereof as to which the Party proposes to request confidential treatment, will provide the other Party with an opportunity to comment on any such proposed redactions and to suggest additional redactions, and will take such Party’s reasonable comments into consideration (and shall not unreasonably object to any such redactions) before filing such copy of this Agreement and use reasonable efforts to have

31 terms identified by such other Party afforded confidential treatment by the applicable regulatory agency. 9.2.7 Notwithstanding the foregoing, in no event shall Company disclose, or authorize the disclosure of, any Confidential Information of Halozyme or its Affiliates, or this Agreement or any terms contained herein, to [***], without the prior written consent of Halozyme. 9.3 Publications. 9.3.1 Prior to the Regulatory Approval Date, either Party may publish the results of its research and/or development under this Agreement in order to obtain recognition within the scientific community and to advance the state of scientific knowledge, and such publication shall be subject to the following procedures. If a Party desires to make any such publication (including any oral disclosure made without obligation of confidentiality), such Party shall provide the other Party with a copy of the proposed written publication at least [***] prior to submission for publication, or an outline of such oral disclosure at least [***] prior to presentation. At the reasonable request of the other Party, the publishing Party shall remove any Confidential Information of the other Party therefrom. The other Party additionally shall have the right (a) to propose modifications to the publication for intellectual property reasons, (b) to request a reasonable delay in publication in order to protect patentable information, and (c) propose alternative wording for scientific or clinical clarification. If the other Party requests such a delay, the publishing Party shall delay submission or presentation of the publication and shall not proceed with the written publication or the presentation without the prior written consent of the other Party, such consent not to be unreasonably withheld. 9.3.2 After the Regulatory Approval Date, Company may publish the results of its research and/or development under this Agreement in order to obtain recognition within the scientific community and to advance the state of scientific knowledge, and such publication shall be subject to the following procedures. If Company desires to make any such publication (including any oral disclosure made without obligation of confidentiality), Company shall provide Halozyme with a copy of the proposed written publication at least [***] prior to submission to a journal, or an outline of such oral disclosure at least [***] prior to presentation. At the reasonable request of Halozyme, Company shall remove any Confidential Information of Halozyme therefrom. Halozyme additionally shall have the right (a) to propose modifications to the publication for patent reasons, and (b) to request a reasonable delay in publication in order to protect patentable information, which request Company will consider in good faith. If Halozyme requests such a delay, Company shall delay submission or presentation of the publication for a period of up to [***] to enable Halozyme to prepare and file applicable patent applications. Upon the expiration of such [***] period, subject to the requirement to remove any Confidential Information of Halozyme, Company shall be free to proceed with the written publication or the presentation, respectively, unless Halozyme has requested the delay described above. 9.3.3 Halozyme shall not publish any studies, clinical trials or results thereof regarding [***] and only then with the prior written consent of Company. Company shall not publish any studies, clinical trials or results thereof regarding [***]. Notwithstanding any of the foregoing, the Parties agree and acknowledge that any data, information or analyses already in the public domain can be used by either Party.

32 9.4 Clinical Trial Registry. Company, as necessary to comply with ClinicalTrials.gov or equivalent Regulatory Authority policies and procedures, shall have the right to publish all studies, clinical trials and results thereof regarding Product (but not PH20 Drug alone) on the clinical trial registries which are maintained by or on behalf of Company subject to Company’s compliance with Section 9.4 with respect to any proposed publication. Company shall notify Halozyme at least [***] in advance of a ClinicalTrials.gov or equivalent posting or change. 9.5 Public Announcements. On or after the Effective Date, the Parties will issue separate press releases regarding the signing of this Agreement, the form and substance of which shall be agreed to in writing by the Parties. Except (a) as set forth in the preceding sentence and (b) with respect to Company’s reporting obligations under applicable law, rule or regulation or the rules of a stock exchange on which the securities of Company are listed, neither Party shall issue any other public announcement, press release, or other public disclosure regarding this Agreement or its subject matter without the other Party’s prior written consent, except in accordance with Section 9.2. 10. INDEMNIFICATION AND INSURANCE. 10.1 By Company. Company shall indemnify and hold harmless Halozyme, its Affiliates, and their respective directors, officers, employees and agents (collectively, the “Halozyme Indemnitees”), from and against all losses, liabilities, damages and expenses, including reasonable attorneys’ fees and costs (collectively, “Liabilities”), resulting from any claims, demands, actions or other proceedings by any Third Party to the extent resulting from (a) the breach of any representation, warranty, covenant, or other obligation, by Company under this Agreement; (b) the use by Company, its sublicensees or their respective Affiliates of the Licensed IP Rights beyond the scope of the licenses granted herein; or (c) the manufacture, use, sale, marketing, handling or storage of Products by Company, its sublicensees or their respective Affiliates, customers or end-users, including any personal injury, death or illness; all of the foregoing except in the event and to the extent any Liability arises out of or results from (i) the negligence or willful misconduct of Halozyme or its Affiliates or (ii) matters within Halozyme’s indemnification obligations under Section 10.2. 10.2 By Halozyme. Halozyme shall indemnify and hold harmless Company, its Affiliates, and their respective directors, officers, employees and agents (collectively, the “Company Indemnitees”), from and against all Liabilities resulting from any claims, demands, actions or other proceedings by any Third Party to the extent resulting from (a) the breach of any representation, warranty, covenant, or other obligation by Halozyme under this Agreement; (b) the manufacture, use, sale, handling or storage of API by Halozyme (including any failure of API to conform to the product warranties set forth in Section 7.7); or (c) any allegation that Company’s use of the Licensed Marks in accordance with this Agreement infringes or violates the trademark rights of any Third Party; all of the foregoing except in the event and to the extent any Liability arises out of or results from (i) the negligence or willful misconduct of Company, its sublicensees or their respective Affiliates, or (ii) matters within Company’s indemnification obligations under Section 10.1. 10.3 Procedure. If a Party (the “Indemnitee”) intends to claim indemnification under this Article 10, it shall promptly notify the other Party (the “Indemnitor”) in writing of any

33 claim, demand, action or other proceeding for which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have the right to participate in, and, to the extent the Indemnitor so desires, to assume the defense thereof with counsel mutually satisfactory to the Parties; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between the Indemnitee and any other Party represented by such counsel in such proceeding. The obligations of this Article 10 shall not apply to amounts paid in settlement of any claim, demand, action or other proceeding if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld or delayed unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve the Indemnitor of any obligation to the Indemnitee under this Article 10. The Indemnitee, its employees and agents, shall reasonably cooperate with the Indemnitor and its legal representatives in the investigation of any claim, demand, action or other proceeding covered by this Article 10. 10.4 Insurance. Each Party shall maintain insurance, including Commercial General Liability, Product Liability and, for clinical trials it sponsors, Clinical Trials Liability insurance and Workers Compensation and Employer’s Liability insurance, with respect to its activities under this Agreement regarding Products in such amount as such Party customarily maintains with respect to similar activities for its other products, but not less than the greater of (i) [***] each occurrence and aggregate for Commercial General Liability, Product Liability, and Clinical Trials Liability insurance in amounts compliant with local insurance regulations and [***] limit per accident /disease and a [***] disease policy limit Workers Compensation and Employer’s Liability or (ii) such amount as is reasonable and customary in the industry. Each Party shall maintain such insurance for so long as it continues its activities under this Agreement, and thereafter for [***]. Upon written request, each Party shall provide the other Party with written evidence of the required coverage. Each Party shall provide the other Party [***] notice of any material change, cancellation or non-renewal of any required insurance under this Agreement. In the event of a material change, cancellation, or non-renewal in coverage, each Party shall replace such coverage to comply with this Agreement so that there is no lapse of coverage for any time period. 11. TERM AND TERMINATION. 11.1 Term. This Agreement shall commence on the Effective Date and, unless earlier terminated pursuant to this Section 11, shall continue until the expiration of the last Royalty Term in the Territory for such Product (the “Term”). 11.2 Termination for Material Breach. If a Party believes that the other Party has materially breached this Agreement, the non-breaching Party may deliver written notice of such material breach to the other Party. If the breach is curable, the breaching Party will have [***] following its receipt of such written notice to cure such breach. If the breaching Party fails to cure such material breach within such [***] period or the breach is not subject to cure, then the non- breaching Party shall have the right to terminate this Agreement by providing written notice to the breaching Party, in which case, this Agreement will terminate on the date on which the breaching Party receives such written notice. Notwithstanding the foregoing, in the event that the allegedly

34 breaching Party disputes whether a material breach has occurred, or whether any such alleged material breach is cured, in each case, during the [***] cure period, then the allegedly breach Party will promptly refer such matter for resolution in accordance with the expedited dispute resolution process set forth in Section 12.2, the cure period will be tolled, and this Agreement will not be terminated as a result of such alleged breach, during the pendency of such dispute. 11.3 Termination for Convenience. Company may terminate this Agreement for convenience by providing Halozyme with [***] advance written notice of termination. In the event of such termination by Company, Company and its Affiliates will not, directly or indirectly, and will not license, engage, or otherwise authorize any Third Party to on its or their behalf, develop, manufacture, commercialize, or otherwise exploit [***] for a period of [***] following the date of termination. 11.4 Halozyme Termination Right. Halozyme may terminate this Agreement upon notice to Company in the event of [***]. 11.5 Effect of Expiration or Termination. 11.5.1 Expiration or termination of this Agreement shall be without prejudice to any rights that have accrued to the benefit of a Party prior to such expiration or termination. Upon termination of this Agreement, all licenses granted by either Party hereunder (and any sublicenses to any Affiliate or Third Party) shall terminate automatically as of the termination effective date; provided that (a) in the event of any termination by Halozyme, Company and its Affiliates will not, directly or indirectly, and will not license, engage, or otherwise authorize any Third Party to on its or their behalf, [***] and (b) [***]. Upon expiration (but not termination) of the Agreement in all countries in the Territory, [***]. Without limiting the foregoing, Sections 1, 4.2 (as to payment obligations that have accrued prior to the effective date of expiration or termination of this Agreement, or pursuant to Section 11.5.2), 4.3 (as to payment obligations that have accrued prior to the effective date of expiration or termination of this Agreement, or pursuant to Section 11.5.2), 4.4, 4.6 (for a period of [***] after expiration or termination of this Agreement), 4.7 and 4.8 (each, as to payment obligations that have accrued prior to the effective date of expiration or termination of this Agreement, or pursuant to Section 11.5.2), 6.1, 6.4, 7.6, 7.7, 8, 9 (for the applicable period included in clauses (i) and (ii) of Section 9.1), 10.1, 10.2, 10.3, 11.3 (with respect to the second sentence therein), 11.5, 11.6, and 12 shall survive any expiration or termination of this Agreement. The Parties acknowledge that the past, present and future exchange of valuable assets and support (including intellectual property (such as Know-How Rights), Confidential Information (and ongoing protection thereof), supply of API, facilitation of Product development, and the like) provide consideration sufficient to support the rights and obligations under the Agreement, including any surviving obligations of the Parties set forth in this Section 11.5.1. 11.5.2 Following termination of this Agreement [***], Company and its Affiliates and sublicensees will have the right to continue to sell off their existing inventories of Products for a period not to exceed [***] after the effective date of such termination, provided that [***].

35 11.5.3 Except as otherwise expressly set forth in this Agreement, promptly upon the expiration or earlier termination of this Agreement, each Party shall return to the other Party all tangible items regarding the Confidential Information of the other Party and all copies thereof and delete all electronic data and files provided under this Agreement and all copies thereof from such Party’s computer systems and electronic data storage devices; provided, however, that each Party shall have the right to retain (i) any Confidential Information that such Party is required to retain by any applicable laws, rules and regulations including laws and regulations providing for a duty to preserve documents for a civil lawsuit may be retained in accordance with such laws, rules and regulations, (ii) digital backup files automatically generated by such Party’s customary electronic data processing system may be retained and properly stored as confidential files for the sole purpose of backup and will be deleted in accordance with such Party’s retention policy, and (iii) one (1) copy for its legal files for the sole purpose of determining its obligations hereunder. 11.6 Section 365(n) of the Bankruptcy Code. 11.6.1 All rights and licenses granted under or pursuant to any section of this Agreement are, and shall otherwise be deemed to be, for purposes of Section 365(n) of Title 11 of the United States Bankruptcy Code, licenses of rights to “intellectual property” as defined under the U.S. Bankruptcy Code. Upon the filing or institution of bankruptcy, reorganization, liquidation, or receivership proceedings, upon the appointment of a receiver or trustee over all or substantially all property, or upon an assignment of a substantial portion of the assets for the benefit of creditors by Halozyme, Halozyme agrees that Company, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code. Each Party acknowledges and agrees that “embodiments” of intellectual property within the meaning of Section 365(n) include laboratory notebooks, product samples and inventory, research studies and data, all Regulatory Approvals (and all applications for Regulatory Approval) and rights of reference therein, the Licensed IP Rights, results, and all information related to the Licensed IP Rights. If (i) a case under the U.S. Bankruptcy Code is commenced by or against Halozyme, (ii) this Agreement is rejected as provided in the U.S. Bankruptcy Code, and (iii) Company elects to retain its rights hereunder as provided in Section 365(n) of the U.S. Bankruptcy Code (which, for avoidance of doubt, shall be as such rights existed immediately before the commencement of such case, and solely for the duration of the Term), then Halozyme (in any capacity, including debtor-in-possession) and its successors and assigns (including a trustee) will, upon written request of Company: (a) provide Company with a copy of all such intellectual property (including all embodiments thereof, to the extent protected by applicable non-bankruptcy law) held by Halozyme and such successors and assigns to the extent included in or comprising the Licensed IP Rights, immediately upon Company’s written request; and (b) not interfere with Company’s rights under this Agreement, or any agreement supplemental hereto, to such intellectual property (including such embodiments), including any right to obtain such intellectual property (or such embodiments) from another entity, to the extent provided in Section 365(n) of the U.S. Bankruptcy Code. In such event, the royalty payments shall be deemed “royalties” as defined under Section 365(n) of the U.S. Bankruptcy Code.

36 11.6.2 All rights, powers, and remedies of Company provided in this Section 11.6 are in addition to and not in substitution for any other rights, powers, and remedies now or hereafter existing at law or in equity (including the U.S. Bankruptcy Code) in the event of the commencement of a case under the U.S. Bankruptcy Code with respect to Halozyme. 12. MISCELLANEOUS. 12.1 Governing Law; Escalation; Arbitration. This Agreement shall be governed in all respects by the laws of the State of New York, without regard to the conflicts of law principles thereof. The United Nations Convention of International Contracts on the Sale of Goods (the Vienna Convention) does not apply to this Agreement. If there is a dispute between the Parties under this Agreement that cannot be resolved by the alliance leaders, then the dispute shall be referred to a member of executive management to be designated by each Party for resolution. If the executives cannot resolve such matter within a period of [***] from the date on which such matter is referred to them, either Party may invoke the dispute resolution process herein. Except with respect to any action, suit or proceeding seeking specific performance or injunctive or interim, provisional or precautionary measures or other equitable relief or any matter expressly specified to be resolved in accordance with Section 12.2, each Party agrees that any controversy or claim in any way arising out of or relating to this Agreement shall be determined by a sole arbitrator in an arbitration administered by the International Centre for Dispute Resolution (hereinafter “ICDR” or the “Arbitration Center”), in accordance with its International Arbitration Rules in force at the time of the submission. The Parties grant special irrevocable power of attorney to the ICDR, so that, in accordance with the ICDR’s standard list selection process, it may appoint the arbitrator from among the members of the arbitration body of the Arbitration Center that have experience adjudicating disputes relating to pharmacology and intellectual property licensing. In the event no members have such experience, then it may appoint the arbitrator from among the members of the arbitration body of the Arbitration Center that have experience adjudicating disputes relating to intellectual property licensing. Prior to the appointment of the arbitrator by the Arbitration Center, each Party may veto up to five (5) members of the arbitration corps of the Arbitration Center without cause. The arbitrator is specifically empowered to resolve any matter related to their competence and/or jurisdiction. The place of the arbitration shall be in [***]. For all legal purposes, the Parties agree [***] that the arbitration shall be governed by the laws of [***]. Judgment upon any award(s) rendered in such arbitration will be binding. The Parties hereto irrevocably submit to the exclusive jurisdiction of any federal or state court located within [***] for enforcement of or challenge to any such award(s) rendered by an arbitrator pursuant to this Section, and each Party hereby irrevocably agrees that all claims in respect of such dispute, any suit, action, or proceeding related thereto, or any other action, suit or proceeding seeking specific performance or injunctive or interim, provisional or precautionary measures or other equitable relief, may, in each case, be heard and determined in such courts. The Parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue or any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. The arbitrator’s award shall include a determination of the prevailing Party’s reasonable legal fees and costs associated with any such arbitration to be reimbursed by the non-prevailing Party. To the extent any arbitration award is brought before a court for enforcement purposes, the Parties will waive trial by jury in any such proceeding. The Parties undertake to keep confidential all awards in their arbitration, together with all materials in the proceedings created for the purpose of the arbitration and all other

37 documents produced by another Party in the proceedings not otherwise in the public domain, except and to the extent that disclosure may be required of a Party by applicable law or to enforce or challenge an award in legal proceedings before a court or other judicial authority, in which case the Party disclosing such information shall, to the extent permissible under applicable law, give the other Party reasonable advance notice of such disclosure and use reasonable efforts to secure confidential treatment of such information (whether through protective order or otherwise). 12.2 Expedited Arbitration. In the event of any dispute as to whether a material breach of this Agreement has occurred, the Parties will submit to an expedited binding arbitration to resolve the dispute, which will be determined by arbitration administered by ICDR in accordance with its International Expedited Procedures. The place of the expedited arbitration shall be in [***]. For all legal purposes, the Parties agree [***] that the arbitration shall be governed by the laws of [***]. The Parties grant special irrevocable power of attorney to the ICDR, so that, in accordance with the ICDR’s standard list selection process, it may appoint the arbitrator from among the members of the arbitration body of the Arbitration Center that have sufficient experience adjudicating similar disputes relating to intellectual property licensing in connection with pharmaceutical and biologic products. 12.3 Waivers. The failure of any Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other Party. 12.4 Assignment. Neither this Agreement nor any right or obligation hereunder may be assigned or delegated, in whole or part, by either Party without the prior written consent of the other; except that either Party may assign this Agreement and its rights and obligations hereunder without the consent of the other Party, but with prompt notice of such assignment, to: (a) such Party’s Affiliate(s) (except with respect to Third Parties that become an Acquirer pursuant to a Change of Control, which is solely addressed in the following subsection (b) below), provided that, as between the Parties, such Party shall remain primarily liable for any acts or omissions of such Affiliate; (b) the Acquirer in connection with a Change of Control, or otherwise under a transaction under which this Agreement is assumed, or the successor or acquiring party in connection with a sale of all or substantially all of the assets of such Party or to which this Agreement relates (in which case, such Party shall assign this Agreement to such successor or acquiring party in connection with such sale of assets). Notwithstanding the foregoing, in no event shall Company assign this Agreement or its rights or obligations hereunder, in whole or in part, to [***]. Any Acquirer or permitted assignee shall assume all obligations of its assignor under this Agreement, and Company shall cause such Acquirer or permitted assignee to agree in writing to such assumption and to be bound by, and fully perform, the terms and conditions of this Agreement. Any purported assignment in violation of this Section 12.4 shall be void. 12.5 Change of Control. 12.5.1 Company shall provide Halozyme written notice of any Change of Control of Company promptly, but no later than [***], following the first public announcement of such Change of Control, which notice shall describe in reasonable detail the nature of the transaction and the identity of the Acquirer. If as of the closing date of such Change of Control transaction such Acquirer is [***], then the following shall apply: (i) Company shall implement

38 or cause its Acquirer to [***], and (ii) Company shall continue to comply with its obligations under this Agreement in full force and effect, or shall cause such Acquirer to comply with such obligations (if applicable, to the extent Acquirer succeeds Company). 12.5.2 Halozyme shall have the right, through a designated Third Party auditor reasonably acceptable to Company, to audit Company’s (and, as applicable, its Affiliates’) Firewall obligations under this Agreement for purposes of confirming compliance with the Firewalls, identifying any vulnerabilities or breaches and requiring Company (or its Affiliates) to promptly remediate any non-compliance identified by such audit. In connection with such audit, duly authorized representatives of Halozyme’s designated auditor may make an on-site visit to Company (or its Affiliate) for the purpose of conducting such audit. Halozyme may conduct such audits from time to time as reasonably necessary to confirm Company’s compliance with such Firewall requirements no more than once per calendar year or more frequently if Halozyme reasonably believes at any time that Company is not in compliance with such Firewall requirements; provided that if the auditor identifies a breach of the Firewall, Halozyme will be entitled to an additional audit within the same year to verify that appropriate action has been taken to remedy the breach of the Firewall. If the auditor identifies any breach of the Firewall, Halozyme and/or the auditor will notify Company, and Company will promptly (and will use reasonable efforts to ensure its Affiliates promptly) take all action necessary to remedy such breach, and will provide Halozyme with reasonable assurance that such action has been taken, at Company’s sole expense. 12.6 Independent Contractors. The relationship of the Parties hereto is that of independent contractors. The Parties hereto are not deemed to be agents, partners or joint venturers of the others for any purpose as a result of this Agreement or the transactions contemplated thereby. 12.7 Further Actions. Each Party shall execute, acknowledge and deliver such further documents and instruments and perform all such other acts as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement. 12.8 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder must be in writing, and in English, and will be deemed given and effective only if: (a) delivered by hand or by overnight courier with tracking capabilities; (b) mailed postage prepaid by first class, registered, or certified mail; or (c) delivered by electronic mail followed by delivery via either of the methods set forth in clauses (a) and (b) of this Section (which such notice shall be deemed effective on the date of delivery of the electronic mail, provided the delivery of the additional notice via either of the methods set forth in clauses (a) and (b) of this Section occurs reasonably promptly following the electronic mail delivery), in each case, addressed as set forth below unless changed by notice so given: If to Halozyme: Halozyme, Inc. 12390 El Camino Real San Diego, California 92130 Attn: [***] Email: [***]

39 If to Company: Acumen Pharmaceuticals, Inc. 427 Park St. Charlottesville, VA 22902 Attn: [***] Email: [***] 12.9 Force Majeure. Delay or, if delay is not appropriate under the circumstances, nonperformance a Party (in either case, other than for the payment of money) shall be excused to the extent that performance is rendered impossible by pandemic, strike, fire, earthquake, flood, governmental acts or orders or restrictions, acts of terrorism, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control and not caused by the negligence, intentional conduct or misconduct of the nonperforming Party; provided that the nonperforming Party shall use Commercially Reasonable Efforts to resume performance as soon as reasonably practicable. 12.10 No Consequential Damages. IN NO EVENT SHALL A PARTY BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 12.10 WILL LIMIT OR RESTRICT, AND THE FOREGOING LIMITATIONS SHALL NOT APPLY TO, THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY UNDER ARTICLE 10 OR LIMIT EITHER PARTY’S LIABILITY FOR (A) A BREACH OF ARTICLE 9 (CONFIDENTIALITY) OR (B) FOR SUCH PARTY’S (OR ITS AFFILIATE’S) GROSS NEGLIGENCE, FRAUD OR WILLFUL MISCONDUCT. 12.11 Complete Agreement; Amendments. This Agreement, together with the Schedules and Exhibits hereto, constitute the entire agreement between the Parties regarding the subject matter hereof, and all prior representations, understandings and agreements regarding the subject matter hereof, either written or oral, expressed or implied, are superseded and shall be and of no effect. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No provision of this Agreement may be amended or modified other than by a written document signed by authorized representatives of each Party. 12.12 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original and together shall be deemed to be one and the same agreement. 12.13 Interpretation. The headings to the several sections hereof are not a part of this Agreement, but are included merely for convenience of reference only and shall not affect its meaning or interpretation. Unless specified to the contrary, references to Sections, Schedules or Exhibit mean the particular Sections, Schedules or Exhibit to this Agreement and references to this Agreement include all Exhibit hereto. In the event of any conflict between the main body of this Agreement and any Exhibit hereto, the main body of this Agreement shall prevail. Unless context

40 otherwise clearly requires, whenever used in this Agreement: (a) the words “include” or “including” shall be construed as incorporating, also, “but not limited to” or “without limitation”; (b) the word “day” or “year” means a calendar day or year unless otherwise specified; (c) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement; (d) the words “hereof,” “herein,” “hereby” and derivative or similar words refer to this Agreement as a whole and not merely to the particular provision in which such words appear; (e) the words “shall” and “will” have interchangeable meanings for purposes of this Agreement; (f) provisions that require that a Party, the Parties or a committee hereunder “agree,” “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise; (g) words of any gender include the other gender; (h) words using the singular or plural also include the plural or singular, respectively; (i) references to any specific law, rule or regulation, or article, section or other division thereof, shall be deemed to include the then current amendments thereto or any replacement law, rule or regulation thereof; (j) references to “dollars”, “$” or other references to currency shall mean U.S. Dollars, unless otherwise stated; and (k) neither Party shall be deemed to be acting on behalf of the other Party. 12.14 Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use reasonable efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement. [Signature Page Follows]

[Signature Page to Non-Exclusive Collaboration and License Agreement] IN WITNESS WHEREOF, the Parties hereto have each caused this Agreement to be executed by their duly authorized representatives as of the Effective Date. HALOZYME, INC. By: /s/ Chris Wahl Name: Chris Wahl Title: CBO ACUMEN PHARMACEUTICALS, INC. By: /s/ Daniel O’Connell Name: Daniel O’Connell Title: CEO

SCHEDULE 1.5 API Specifications [***]

SCHEDULE 5.2.3 Work Plan Term Sheet [***]

SCHEDULE 7.10 Supply Agreement Term Sheet [***]

EXHIBIT A Licensed Patent Rights [***]

EXHIBIT B [***]

EXHIBIT C Form of Royalty Report [***]